January 3, 2025

Tropicana Manufacturing Company, Inc.
1001 13th Avenue E.
Bradenton, Florida 34208
Attention: William Poulton, Chief Procurement Officer
Sr. Director – Fruit Procurement

cc:

Tropicana Brands Group
433 W. Van Buren Street
Suite 3N
Chicago, IL 60607
Attn: Legal Department

Dear Bill,

I am writing in reference to the Orange Purchase Agreement, dated April 11, 2024, Agreement No. R641 (the "Contract"), by and between Alico, Inc. (the "Supplier", "we" or "us") and Tropicana Manufacturing Company, Inc. ("Tropicana" or "you").

Pursuant to Section 1(c) of the Contract, the Supplier has the right to remove certain acreages from the Contract "[i]f, in Supplier's best judgment, such acreages are no longer economically viable…". Unfortunately, as you know our production continues to suffer from the impact of multiple hurricanes and storms, and despite our efforts, we believe this will not change in the foreseeable future. After careful consideration and analysis, we have determined that the acreage set forth on Schedule A of the Contract, other than the acreage specified in Appendix A hereto, meets this criterion for the 2025/2026 crop year and thereafter, and should be removed from the Contract. As a result, we are seeking Tropicana's consent for such removal, effective at the completion of the 2024/2025 crop year, which, according to Section 1(c) of the Contract, shall not be unreasonably withheld or delayed.

The Supplier does not currently anticipate any changes will be required under the Contract with respect to the acreage specified in Appendix A hereto with respect to the 2025/2026 crop year; that said, if you would be interested in purchasing or leasing any of that acreage, or revisiting the terms of the Contract with respect to such acreage, we would be happy to discuss that with you at your convenience.

Pursuant to Section 15 of the Contract, Supplier has the right to sell other acreage comprising the "Other Groves" (as defined in the Contract) with the prior written consent of Tropicana, which consent shall not be unreasonably withheld, conditioned, delayed or denied (provided that such consent is not required so long as Supplier continues to own and/or have the right to control the citrus crops on such Groves so as to allow Supplier to fully perform its obligations under the Contract with respect to same during the remainder of the Term of the Contract). In light of our determinations noted above with respect to the economic viability of such acreages, we do not believe your consent is necessary for the sale or other disposal of any of the Other Groves; that said, if you would be interested in purchasing or leasing any of the Other Groves we would be happy to discuss that with you at your convenience.

We hereby request your acknowledgment of this notice and your consent to the removal of the acreage set forth on Schedule A of the Contract, other than the acreage specified in Appendix A hereto, from the Contract. Please let us know if you require any further information or discussion regarding this matter.

Thank you for your attention to this important issue. We look forward to your prompt response.

Sincerely,

John E. Kiernan
President and Chief Executive Officer
Alico, Inc.

10070 Daniels Interstate Court, Suite 200
Fort Myers, FL 33913

I, William Poulton, Chief Procurement Officer at Tropicana Brands Group, hereby consent to the removal of the specified acreage other than as set forth in Appendix A of this Letter, effective at the completion of the 2024/2025 crop year.

____

Name: William Poulton
Title: Chief Procurement Officer
Date:

APPENDIX A

Row Labels	Variety Class	Sum of Acres
Lake Patrick	E/M	933.2[1]
Lake Patrick	VAL	131.2
Oak Island	E/M	357[2]
Oak Island	VAL	698.6[3]
Curry	E/M	70.2
Curry	VAL	261.5
30535	VER	8.3
30536	VER	6.9
31013	VAL	8.1
31016	VAL	8.1
31017	VER	8.5
31018	VER	8.5
31019	VER	8.5
31020	VER	8.5
31430	VER	8.0
31431	VER	8.8
31432	VER	8.1
31541	VAL	33.2
31545	VAL	36.7
31634	VAL	17.7
31640	VER	27.5
31655	VER	8.0
31658	VAL	8.7
31663	VAL	7.0
31745	VAL	8.3
31763	VAL	8.6
31764	VAL	8.6
31859	VER	8.5
32009	VER	8.4
32010	VAL	8.4

[1] The following acres identified as part of "Lake Patrick" (E/M) are excluded from this Appendix A: Ida (E/M), 232.2 acres; Patrick: 11 (E/M), 51.2 acres; Patrick: 12 (E/M), 18.8 acres; Saddlebag (E/M), 183.4 acres.

[2] The following acres identified as part of "Oak Island" (E/M) are excluded from this Appendix A: DRISCOLL (E/M), 12.8 acres, PARSONBROWN (E/M), 30.0 acres.

[3] The following acres identified as part of "Oak Island" (VAL) are excluded from this Appendix A: DRISCOLL (VAL) (8.7 acres).

Row Labels	Variety Class	Sum of Acres
32016	VAL	6.6
32033	VER	26.3
32037	VER	40.5
32038	VAL	41.3
32050	VAL	8.7
32052	VAL	8.7
32055	VAL	27.7
32062	VAL	18.7
32109	VAL	7.9
32111	VER	4.7
32115	VER	8.3
32118	VAL	17.5
32122	VER	7.2
32123	VAL	23.0
32124	VER	23.8
32131	VER	8.8
32142	VER	7.8
32143	VER	5.7
32144	VER	7.2
32145	VER	7.6
32147	VER	8.3
32161	VAL	7.4
32810	VER	8.3
32817	VAL	16.7
32820	VAL	57.1
32908	VAL	27.6
32920	VAL	8.7
32921	VER	3.6
32923	VER	8.2
32924	VER	8.7
32934	VER	8.1
32936	VAL	8.3
32945	VER	8.4
32952	VAL	8.8
32957	VAL	8.7
40137	VAL	8.3
40140	VAL	8.7
40141	VAL	8.2
40142	VAL	2.6
40143	VAL	8.1
40145	VAL	8.2
40146	VAL	7.9

Row Labels	Variety Class	Sum of Acres
40148	VAL	6.1
40149	VER	6.6
40150	VAL	8.7
40151	VAL	8.7
40154	VAL	8.7
40155	VAL	8.7
40158	VAL	8.7
41243	VAL	8.3
41245	VAL	6.3
41249	VAL	8.6
41252	VAL	8.7
41253	VAL	8.7
41255	VAL	8.7
41256	VAL	7.1
41333	VAL	8.5
42417	VAL	6.6
42419	VAL	8.7
42420	VER	8.6
42427	VER	8.6
42431	VER	8.7
42457	VAL	8.7
Sum		**3,459.5**